Exhibit 99.1

Media Inquiries:                                Investor Inquiries:
Alex Alias                                    Michael McCarthy
669-242-8034                                    919-425-8330
alalias@avaya.com                                 mikemccarthy@avaya.com

Avaya Reports First Quarter Fiscal 2020 Financial Results

$715 million 1Q FY20 GAAP revenue; $717 million 1Q FY20 Non-GAAP revenue
Cloud, Alliance Partner & Subscription revenue was 18%
Repurchased 10.7 million shares of stock and paid down $250 million of long-term debt

Santa Clara, Calif., - February 10, 2020 - Avaya Holdings Corp. (NYSE: AVYA) today reported financial results for the first quarter ended December 31, 2019.

First Quarter Financial Highlights

•	GAAP Operating income was $15 million; Non-GAAP Operating income was $151 million

•	Adjusted EBITDA was $174 million

•	CFFO was 2% of revenue, and 8% of revenue when adjusted for one-time strategic deal payments

•	Cloud, Alliance Partner & Subscription revenue was 18% of revenue

•	Repurchased $132 million of common stock, or 10.7 million shares, at an average price of $12.27 per share

"Our solid operational execution resulted in revenues and adjusted EBITDA above the mid-point of our guidance for the quarter," stated Jim Chirico, President and CEO of Avaya. He added, “At the same time, we continued to strengthen our position in public, private, and hybrid cloud communications markets, including our newest cloud-based UCaaS offering, Avaya Cloud Office, which is on schedule for introduction at the end of March. The increased breadth and depth in our portfolio enable us to deliver innovative and tailored solutions using consumption models, such as subscription, that facilitates our customers transition to the cloud using Avaya technology."

Mr. Chirico concluded, "During the quarter, we made substantial progress in returning capital to our shareholders. In early November, we paid down $250 million in long-term debt and by the end of December, we repurchased nearly 11 million shares using approximately $132 million of the $500 million program approved by our Board.”

Financial Results for the First Quarter

	GAAP			Non-GAAP (1)
(In millions, except percentages)	1Q20	4Q19	1Q19	1Q20	4Q19	1Q19
Revenue	$715	$723	$738	$717	$726	$748
Gross margin	55.1%	54.2%	55.1%	61.4%	60.6%	62.7%
Operating income	$15	$52	$50	$151	$165	$170
Net (loss) income	$(54)	$(34)	$9	n/a	n/a	n/a

	1Q20	4Q19	1Q19
Adjusted EBITDA(1)	$174	$184	$189
Adjusted EBITDA margin(1)	24.3%	25.3%	25.3%
Cash provided by operations	$12	$66	$86
Cash and cash equivalents	$766	$752	$743

Additional Key Performance Metrics

•	Revenue year-over-year decline of 3%; non-GAAP revenue year-over-year decline of 4% in constant currency(1)

•	Total Contract Value (TCV) of $2.3 billion*

•	86% of non-GAAP revenue was Software & Services

•	65% of non-GAAP product revenue was Software

•	59% of non-GAAP revenue was Recurring

•	Added approximately 1,300 new logos

•	Large deal activity with 68 deals over $1 million, 6 over $5 million, and 3 over $10 million

(1) Non-GAAP revenue, Non-GAAP gross margin, Non-GAAP operating margin, Non-GAAP operating income, adjusted EBITDA, and constant currency are not measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Adjusted EBITDA margin is calculated based on non-GAAP Revenue. Refer to the "Use of non-GAAP (Adjusted) Financial Measures" below for more information on the calculation of constant currency. Refer to the Supplemental Financial Information accompanying this press release for more information, including a reconciliation of these measures to the most closely comparable measure calculated in accordance with GAAP.

* We define TCV as the value of all active ratable contracts that have not been recognized as revenue, including both billed and unbilled backlog.

Business Highlights

•
Avaya added several new well-recognized and respected industry leaders to strengthen the company’s position in the market as a leader in enterprise communications and accelerate the company’s momentum as it executes on its strategy and transformation to the cloud. They include Anthony Bartolo, executive vice president, Products and Solutions; Simon Harrison, Chief Marketing Officer; Jon Brinton, vice president,

North America Channel Sales; and William Madison, vice president North America Cloud Sales. Each of these leaders brings with them significant strategic and operational expertise along with proven track records in their respective disciplines.

•	Avaya was recognized with two Frost & Sullivan awards:

◦
2019 Customer Value Leadership Award for Customer Journey Intelligence, recognizing the advanced AI and other Customer Journey Intelligence innovations that have been built into Avaya’s broad, industry-leading portfolio of customer and employee engagement solutions.

◦	2019 North America Product Leadership Award in the enterprise safety solutions market for Public Safety Solutions.

•
Avaya IX™ Workspaces was named as a 2019 Contact Center Technology Award winner, presented by CUSTOMER magazine. Avaya IX Workspaces helps to improve agent productivity and the overall customer experience by integrating multiple applications into a single agent desktop and by empowering customer support personnel to personalize the customer experience by enabling them to view and interact with customer journey details.

•
Google Cloud Contact Center (CC) AI capabilities are now integrated with Avaya IX Contact Center solutions and is now available for customers globally. The powerful combination of Avaya AI conversation services and Google Cloud CC AI are providing a better experience for clients by seamlessly blending automated and assisted experiences throughout a customer’s interaction with the contact center.

Financial Outlook - 2Q Fiscal 2020 - unless otherwise noted, values reflect December 31st, 2019 FX rates

•	GAAP revenue of $673 million to $698 million; Non-GAAP revenue of $675 million to $700 million

◦	This non-GAAP revenue figure reflects a constant currency decline of (5)% to (2)%

•	GAAP operating income of $22 million to $32 million; GAAP operating margin of 3% to 5%

•	Non-GAAP operating income of $116 million to $126 million; non-GAAP operating margin of 17% to 18%

•	Adjusted EBITDA of $140 million to $150 million; Adjusted EBITDA margin of ~21%
Financial Outlook - Fiscal Year 2020 - unless otherwise noted, values reflect December 31st, 2019 FX rates

•	GAAP revenue of $2.83 billion to $2.91 billion; Non-GAAP revenue of $2.84 billion to $2.92 billion

◦	This non-GAAP revenue figure reflects a constant currency decline of (2)% to 0%

•	GAAP operating income of $130 million to $180 million; GAAP operating margin of 5% to 6%

•	Non-GAAP operating income of $560 million to $600 million; non-GAAP operating margin of 20% to 21%

•	Adjusted EBITDA $650 million to $700 million; Adjusted EBITDA margin of 23% to 24%

•	CFFO of ~5% of revenue, and ~7% of revenue when adjusted for one-time strategic deal payments

•	Approximately 93 million to 97 million weighted average shares outstanding; ending share count of approximately 80 million to 83 million shares

•	Cash requirements for restructuring pension & OPEB, cash taxes, capital spending and net cash interest payments for fiscal year 2020 are expected to be:

◦	Restructuring: $35 million to $40 million

◦	Pension/OPEB: ~$55 million

◦	Cash Taxes: $65 million to $75 million

◦	Capital Expenditures: ~$120 million

◦	Net Cash Interest Payments: $190 million to $195 million

Avaya’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after February 10, 2020. Actual results may differ materially from Avaya’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast
Avaya will host a live webcast and conference call to discuss its financial results at 8:30 AM Eastern Time on February 10, 2020. To access the live conference call by phone, listeners should dial +1-877-858-7671 in the U.S. or Canada and +1-201-389-0939 for international callers. To join the live webcast, listeners should access the investor page of Avaya's website at https://investors.avaya.com.

Following the live webcast, a replay will be available on the investor page of Avaya's website for a period of one year. A replay of the conference call will be available for one week soon after the call by phone by dialing +1-877-660-6853 in the U.S. or Canada and +1-201-612-7415 for international callers, using the conference access code: 13698454.
About Avaya
Businesses are built on the experiences they provide, and every day millions of those experiences are built by Avaya (NYSE: AVYA). For over one hundred years, we’ve enabled organizations around the globe to win - by creating intelligent communications experiences for customers and employees. Avaya builds open, converged and innovative solutions to enhance and simplify communications and collaboration - in the cloud, on-premise or a hybrid of both. To grow your business, we’re committed to innovation, partnership, and a relentless focus on what’s next. We’re the technology company you trust to help you deliver Experiences that Matter. Visit us at www.avaya.com.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could,“

"estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should,“ "will," or “would” or the negative thereof or other variations thereof or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors are discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), and may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Avaya Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Three months ended December 31,
	2019	2018
REVENUE
Products	$298	$324
Services	417	414
	715	738
COSTS
Products:
Costs	104	115
Amortization of technology intangible assets	43	43
Services	174	173
	321	331
GROSS PROFIT	394	407
OPERATING EXPENSES
Selling, general and administrative	283	257
Research and development	52	53
Amortization of intangible assets	41	40
Restructuring charges, net	3	7
	379	357
OPERATING INCOME	15	50
Interest expense	(58)	(60)
Other income, net	14	22
(LOSS) INCOME BEFORE INCOME TAXES	(29)	12
Provision for income taxes	(25)	(3)
NET (LOSS) INCOME	$(54)	$9
(LOSS) EARNINGS PER SHARE
Basic	$(0.54)	$0.08
Diluted	$(0.54)	$0.08
Weighted average shares outstanding
Basic	109.0	110.3
Diluted	109.0	111.2

Avaya Holdings Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share and shares amounts)

	December 31, 2019	September 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$766	$752
Accounts receivable, net	281	314
Inventory	61	63
Contract assets	207	187
Contract costs	123	114
Other current assets	204	115
TOTAL CURRENT ASSETS	1,642	1,545
Property, plant and equipment, net	254	255
Deferred income taxes, net	34	35
Intangible assets, net	2,809	2,891
Goodwill, net	2,107	2,103
Operating lease right-of-use assets	188	—
Other assets	127	121
TOTAL ASSETS	$7,161	$6,950
LIABILITIES
Current liabilities:
Debt maturing within one year	$—	$29
Accounts payable	272	291
Payroll and benefit obligations	123	116
Contract liabilities	487	472
Operating lease liabilities	51	—
Business restructuring reserve	29	33
Other current liabilities	204	158
TOTAL CURRENT LIABILITIES	1,166	1,099
Non-current liabilities:
Long-term debt, net of current portion	2,877	3,090
Pension obligations	759	759
Other post-retirement obligations	199	200
Deferred income taxes, net	65	72
Contract liabilities	381	78
Operating lease liabilities	143	—
Business restructuring reserve	31	36
Other liabilities	301	316
TOTAL NON-CURRENT LIABILITIES	4,756	4,551
TOTAL LIABILITIES	5,922	5,650
Commitments and contingencies
Preferred stock, $0.01 par value; 55,000,000 shares authorized at December 31, 2019 and September 30, 2019
Convertible Series A, 125,000 shares issued and outstanding at December 31, 2019 and no shares issued and outstanding at September 30, 2019	126	—
STOCKHOLDERS' EQUITY
Common stock, $0.01 par value; 550,000,000 shares authorized; 100,505,954 shares issued and outstanding at December 31, 2019; and 111,046,085 shares issued and 111,033,405 shares outstanding at September 30, 2019	1	1
Additional paid-in capital	1,618	1,761
Accumulated deficit	(343)	(289)
Accumulated other comprehensive loss	(163)	(173)
TOTAL STOCKHOLDERS' EQUITY	1,113	1,300
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,161	$6,950

Avaya Holdings Corp.
Condensed Statements of Cash Flows
(Unaudited; in millions)

	Three months ended December 31,
	2019	2018
Net cash provided by (used for):
Operating activities	$12	$86
Investing activities	268	(22)
Financing activities	(271)	(18)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	5	(3)
Net increase in cash, cash equivalents, and restricted cash	14	43
Cash, cash equivalents, and restricted cash at beginning of period	756	704
Cash, cash equivalents, and restricted cash at end of period	$770	$747

Use of non-GAAP (Adjusted) Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including financial measures labeled as “non-GAAP” or “adjusted.”
EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below.
We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization, and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years.
EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. In addition, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.
We also present the measures non-GAAP revenue, non-GAAP gross margin, non-GAAP operating income and non-GAAP operating margin as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations.
The Company presents constant currency information to provide a framework for assessing how the Company’s underlying businesses performance excluding the effect of foreign currency rate fluctuations. To present this information current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on the last day of the Company’s prior fiscal year (i.e. September 30, 2019).

In addition, we present the liquidity measure of free cash flow. Free cash flow is calculated by subtracting capital expenditures from Net cash provided by operating activities. We believe free cash flow is a measure often used by analysts and investors to compare the cash flow and liquidity of companies in the same industry.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
We do not provide a forward-looking reconciliation of expected second quarter and full year of fiscal 2020 non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin or adjusted EBITDA guidance as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.
The following tables reconcile historical GAAP measures to non-GAAP measures.

Supplemental Schedules

Avaya Holdings Corp.
Reconciliation of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Three months ended December 31,
	2019	2018
Net (loss) income	$(54)	$9
Interest expense	58	60
Interest income	(3)	(3)
Provision for income taxes	25	3
Depreciation and amortization	107	117
EBITDA	133	186
Impact of fresh start accounting adjustments	—	3
Restructuring charges, net of sublease income	1	7
Advisory fees	39	1
Acquisition-related costs	—	3
Share-based compensation	6	6
Change in fair value of Emergence Date Warrants	3	(18)
Loss on foreign currency transactions	4	1
Gain on marketable securities	(12)	—
Adjusted EBITDA	$174	$189

Avaya Holdings Corp.
Reconciliation of Non-GAAP Revenue
(Unaudited; in millions)

	Three Months Ended			Three Months Ended Dec. 31, 2018 (4)	Change			Three Months Ended
	Dec. 31, 2019	Adj. for Fresh Start Accounting	Non-GAAP Dec. 31, 2019		Amount	Pct.	Pct. in Constant Currency*	Sept. 30, 2019 (1)	June 30, 2019 (2)	Mar. 31, 2019 (3)
Revenue by Segment
Products & Solutions	$298	$—	$298	$326	$(28)	(9)%	(9)%	$315	$298	$289
Services	419	—	419	422	(3)	(1)%	—%	411	422	425
Unallocated amounts	(2)	2	—	—	—	n/a	n/a	—	—	—
Total revenue	$715	$2	$717	$748	$(31)	(4)%	(4)%	$726	$720	$714

Revenue by Geography
U.S.	$394	$1	$395	$401	$(6)	(1)%	(1)%	$393	$394	$378
International:
EMEA	186	1	187	200	(13)	(7)%	(6)%	184	183	189
APAC - Asia Pacific	77	—	77	79	(2)	(3)%	(3)%	86	85	80
Americas International	58	—	58	68	(10)	(15)%	(12)%	63	58	67
Total International	321	1	322	347	(25)	(7)%	(7)%	333	326	336
Total revenue	$715	$2	$717	$748	$(31)	(4)%	(4)%	$726	$720	$714

* Constant Currency is a non-GAAP financial measure, as noted in "Use of non-GAAP (Adjusted) Financial Measures" above.
(1) - (4) Reconciliation of Non-GAAP measures above:
	(1) Q419 Non-GAAP Results			(2) Q319 Non-GAAP Results
	Three Months Ended			Three Months Ended
	Sept. 30, 2019	Adj. for Fresh Start Accounting	Non-GAAP Sept. 30, 2019	June 30, 2019	Adj. for Fresh Start Accounting	Non-GAAP June 30, 2019
Revenue by Segment
Products & Solutions	$315	$—	$315	$298	—	$298
Services	411	—	411	422	—	422
Unallocated amounts	(3)	3	—	(3)	3	—
Total revenue	$723	$3	$726	$717	$3	$720

Revenue by Geography
U.S.	$392	$1	$393	$392	$2	$394
International:
EMEA	183	1	184	183	—	183
APAC - Asia Pacific	85	1	86	85	—	85
Americas International	63	—	63	57	1	58
Total International	331	2	333	325	1	326
Total revenue	$723	$3	$726	$717	$3	$720

	(3) Q219 Non-GAAP Results			(4) Q119 Non-GAAP Results
	Three Months Ended			Three Months Ended
	Mar. 31, 2019	Adj. for Fresh Start Accounting	Non-GAAP Mar. 31, 2019	Dec. 31, 2018	Adj. for Fresh Start Accounting	Non-GAAP Dec. 31, 2018
Revenue by Segment
Products & Solutions	$289	$—	$289	$326	$—	$326
Services	425	—	425	422	—	422
Unallocated amounts	(5)	5	—	(10)	10	—
Total revenue	$709	$5	$714	$738	$10	$748

Revenue by Geography
U.S.	$375	$3	$378	$394	$7	$401
International:
EMEA	188	1	189	199	1	200
APAC - Asia Pacific	79	1	80	78	1	79
Americas International	67	—	67	67	1	68
Total International	334	2	336	344	3	347
Total revenue	$709	$5	$714	$738	$10	$748

Avaya Holdings Corp.
Reconciliation of Non-GAAP Gross Margin and Operating Income
(Unaudited; in millions)

	Three Months Ended
	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
Gross Profit	$394	$392	$390	$386	$407
Items excluded:
Amortization of technology intangible assets	43	44	43	44	43
Adj. for fresh start accounting	3	4	5	9	19
Non-GAAP Gross Profit	$440	$440	$438	$439	$469
GAAP Gross Margin	55.1%	54.2%	54.4%	54.4%	55.1%
Non-GAAP Gross Margin	61.4%	60.6%	60.8%	61.5%	62.7%

Reconciliation of Non-GAAP Operating Income
Operating Income (Loss)	$15	$52	$(613)	$38	$50
Items excluded:
Amortization of intangible assets	84	84	84	85	83
Adj. for fresh start accounting	4	4	4	12	20
Restructuring charges, net	3	10	1	4	7
Advisory fees	39	8	1	1	1
Acquisition-related costs	—	1	1	4	3
Share-based compensation	6	6	8	5	6
Impairment charges	—	—	659	—	—
Non-GAAP Operating Income	$151	$165	$145	$149	$170
GAAP Operating Margin	2.1%	7.2%	-85.5%	5.4%	6.8%
Non-GAAP Operating Margin	21.1%	22.7%	20.1%	20.9%	22.7%

Avaya Holdings Corp.
Reconciliation of Non-GAAP Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three months ended
	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products
Revenue	$298	$314	$297	$287	$324
Costs	104	113	109	105	115
Amortization of technology intangible assets	43	44	43	44	43
GAAP Gross Profit	151	157	145	138	166
Items excluded:
Amortization of technology intangible assets	43	44	43	44	43
Adj. for fresh start accounting	—	2	2	2	5
Non-GAAP Gross Profit	$194	$203	$190	$184	$214
GAAP Gross Margin	50.7%	50.0%	48.8%	48.1%	51.2%
Non-GAAP Gross Margin	65.1%	64.4%	63.8%	63.7%	65.6%

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services
Revenue	$417	$409	$420	$422	$414
Costs	174	174	175	174	173
GAAP Gross Profit	243	235	245	248	241
Items excluded:
Adj. for fresh start accounting	3	2	3	7	14
Non-GAAP Gross Profit	$246	$237	$248	$255	$255
GAAP Gross Margin	58.3%	57.5%	58.3%	58.8%	58.2%
Non-GAAP Gross Margin	58.7%	57.7%	58.8%	60.0%	60.4%

Avaya Holdings Corp.
Free Cash Flow
(Unaudited; in millions)

	Three months ended
	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018
Net cash provided by operating activities	$12	$66	$52	$37	$86
Less:
Capital expenditures	26	29	37	26	21
Free cash flow	$(14)	$37	$15	$11	$65

Source: Avaya Newsroom

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